Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Innkeepers USA Trust of our reports dated December 20, 2006 relating to the financial statements which appear in Innkeepers USA Trust’s Form 8-K/A dated December 21, 2006 of the combined RLJ Anaheim Hotel, L.P. and RLJ Anaheim Hotel Lessee, L.P., and RLJ San Diego-Mission Valley Hotel, L.P. and RLJ San Diego-Mission Valley Hotel Lessee, L.P. as of December 31, 2005 and for the year then ended, Hilton Suites Anaheim/Orange Hotel for the period January 1, 2005 to June 14, 2005, the combined RLJ Anaheim Suites Hotel, L.P. and RLJ Anaheim Suites Hotel Lessee, L.P. as of December 31, 2005 and for the period June 14, 2005 (inception) to December 31, 2005, and the combined RLJ Ontario Hotel, L.P. and RLJ Ontario Hotel Lessee, L.P. as of September 30, 2006 and December 31, 2005 and for the period January 1, 2006 to September 30, 2006 and the period October 28, 2005 (inception) to December 31, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia

April 6, 2007